Exhibit 99.1

ARES MANAGEMENT, L.P. REPORTS FOURTH QUARTER AND FULL YEAR 2016 RESULTS

LOS ANGELES--Ares Management, L.P. (NYSE:ARES) today reported its financial results for its fourth quarter and year ended December 31, 2016.
"Our strong fourth quarter results concluded a very good year for Ares as our earnings rose significantly from stronger investment performance and higher net investment income," said Tony Ressler, Chief Executive Officer of Ares. "Our strong financial performance was broad based as all three of our groups generated full year growth in economic net income and distributable earnings."

"During 2016, we continued to enjoy widespread demand from our existing and new clients with approximately $14 billion in AUM raised," said Michael Arougheti, President of Ares.  "Looking forward, we are well positioned for fee related earnings growth as we increase our fee paying AUM by investing our available capital and benefit from recent strategic initiatives.”

Common Distribution
Ares declared a quarterly distribution of $0.28 per common unit, payable on March 24, 2017 to common unitholders of record at the close of business on March 10, 2017.
Preferred Distribution
Ares declared a distribution of $0.4375 per Series A Preferred Unit with a payment date of March 31, 2017 to preferred unitholders of record as of the close of business on March 15, 2017.
Additional Information
Ares issued a full detailed presentation of its fourth quarter and full year 2016 results, which can be viewed at www.aresmgmt.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled Fourth Quarter and Full Year 2016 Earnings Presentation. We also filed our Fourth Quarter and Full Year 2016 Earnings Presentation on Form 8-K for the year ended December 31, 2016 with the U.S. Securities and Exchange Commission on February 24, 2017 and will file our Annual Report on Form 10-K for the year ended December 31, 2016 with the U.S. Securities and Exchange Commission on February 27, 2017.
Conference Call and Webcast Information
Ares will host a conference call on February 24, 2017 at 12:00 p.m. ET to discuss fourth quarter and full year 2016 results. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 6296107 followed by the # sign and reference “Ares Management, L.P.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through March 24, 2017 (Eastern Time) to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10099239. An archived replay will also be available through March 24, 2017 on a webcast link located on the Home page of the Investor Resources section of our website.
About Ares Management, L.P.
Ares Management, L.P. is a publicly traded, leading global alternative asset manager with approximately $99 billion of assets under management as of December 31, 2016, including approximately $3.6 billion of AUM pro forma for Ares Capital Corporation’s acquisition of American Capital, Ltd., which closed on January 3, 2017, and more than 15 offices in the United States, Europe and Asia. Since its inception in 1997, Ares has adhered to a disciplined investment philosophy that focuses on delivering strong risk-adjusted investment returns throughout market cycles. Ares believes each of its three distinct but complementary investment groups in Credit, Private Equity and Real Estate is a market leader based on assets under management and investment performance. Ares was built upon the fundamental principle that each group benefits from being part of the greater whole. For more information, visit www.aresmgmt.com.
Forward-Looking Statements
Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management, L.P. undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Investor Relations Contacts

Carl Drake	Veronica Mendiola	Cameron Rudd
cdrake@aresmgmt.com	vmendiola@aresmgmt.com	crudd@aresmgmt.com
(800) 340-6597